Exhibit (h)(22)

SHAREHOLDER SERVICING AGREEMENT

EXHIBIT B

COMPENSATION

Class A Shares--Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Growth Fund, Ivy International Core Equity Fund, Ivy Micro Cap Growth Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class A Shares--Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class A Shares--Ivy Bond Fund, Ivy Global Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class B Shares--Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Micro Cap Growth Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class B Shares--Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class B Shares--Ivy Bond Fund, Ivy Global Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class C Shares--Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Micro Cap Growth Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class C Shares--Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class C Shares--Ivy Bond Fund, Ivy Global Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class E Shares--Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Core Equity Fund, Ivy International Growth Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class E Shares--Ivy Balanced Fund, Ivy Dividend Income Fund, Ivy International Balanced Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class E Shares--Ivy Bond Fund, Ivy Global Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class I Shares --All Funds except Ivy Managed European/Pacific Fund and Ivy Managed International Opportunities Fund

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Class Y Shares --All Funds except Ivy Managed European/Pacific Fund and Ivy Managed International Opportunities Fund

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Advisor Class Shares--Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy Pacific Opportunities Fund

An amount payable on the first day of each month of $1.5042 for each account of the Trust which was in existence during any portion of the immediately preceding month.

Class R Shares--Ivy Global Natural Resources Fund, Ivy Real Estate Securities Fund

An amount payable on the first day of each month equal to 1/12 of .20 of 1% of the average daily net assets of the Class for the preceding month.

All Classes--Ivy Managed European/Pacific Fund and Ivy Managed International Opportunities Fund

No fee is charged to Ivy Managed European/Pacific Fund and Ivy Managed International Opportunities Fund as compensation for services rendered under this Shareholder Servicing Agreement. These Funds do, however, reimburse any "out-of-pocket" expenses incurred by WRSCO in the performance of its duties under this Agreement.

The above-referenced per account fees shall be reduced for certain networked accounts to $6.00 per account on an annualized basis computed and payable on the first day of each month for each account which was in existence during any portion of the immediately preceding month.

The above-referenced per account fees for Class A, Class B, Class C, Class E, Class II and Advisors Class shall also be reduced if the total number of accounts for which WRSCO provides shareholder services reach the following levels:

A reduction of 5% of the per account fee for the number of accounts in excess of 2.5 million but less than 3.0 million; and

A reduction of 10% of the per account fee for the number of accounts in excess of 3.0 million.

When considering the total number of accounts for the purpose of the reductions listed above, Class A, Class B, Class C, Class E, and Advisors Class accounts in each of the Ivy Funds, Ivy Funds, Inc. and Waddell &Reed Advisors Funds are included; however, accounts in Class I, Class R and Class Y of each such fund and Waddell & Reed InvestEd accounts are excluded.

Networking Fees

The above-referenced per account fees shall be reduced for certain networked accounts to $6.00 per account on an annualized basis computed and payable on the first day of each month for each account which was in existence during any portion of the immediately preceding month with the Funds bearing the remainder of the costs charged by the financial services companies. If the aggregate annual rate of the WRSCO transfer agent fee and the costs charged by the financial services companies exceed $18.00 per account for a Fund, the amount in excess of $18.00 will be reimbursed to the Fund by WRSCO.

Omnibus and/or Recordkeeping Fees

The Funds shall bear the costs charged by unaffiliated third parties for providing recordkeeping and other administrative services with respect to accounts of participants in retirement plans or other beneficial owners of Fund shares whose interests are generally held in an omnibus account. If the annual rate of the third party per account charges for a Fund exceeds $18.00 or the annual fee is based on average net assets exceed 0.30 of 1% of the average daily net assets of a Fund the amount in excess of these caps will be reimbursed to the Funds by WRSCO.

As Amended February 13, 2008 to reflect redesignation of Ivy Managed EuroPacific Fund as Ivy Managed European/Pacific Fund, and to add Ivy Global Bond Fund.

As Amended November 12, 2008 to reflect the addition of Ivy Micro Cap Growth Fund.

APPENDIX A

Series	Agreement effective

Ivy Balanced Fund	September 3, 2003
Ivy Bond Fund	September 3, 2003
Ivy Cundill Global Value Fund	April 9, 2003
Ivy Dividend Income Fund	April 9, 2003
Ivy European Opportunities Fund	April 9, 2003
Ivy Global Natural Resources Fund	April 9, 2003
Ivy Global Bond Fund	February 13, 2008
Ivy International Growth Fund	April 9, 2003
Ivy International Balanced Fund	September 3, 2003
Ivy International Core Equity Fund	April 9, 2003
Ivy Managed European/Pacific Fund	November 29, 2006
Ivy Managed International Opportunities Fund	November 29, 2006
Ivy Micro Cap Growth Fund	November 12, 2008
Ivy Mortgage Securities Fund	September 3, 2003
Ivy Pacific Opportunities Fund	April 9, 2003
Ivy Real Estate Securities Fund	September 3, 2003
Ivy Small Cap Value Fund	September 3, 2003
Ivy Value Fund	September 3, 2003